UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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The Walt Disney Company
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On January 11, 2023, The Walt Disney Company issued the following press release:

FOR IMMEDIATE RELEASE

MARK PARKER TO BE NAMED CHAIRMAN OF THE WALT DISNEY COMPANY
Parker, a Disney director since 2016 and Executive Chairman of NIKE, will succeed Susan
Arnold as independent Chairman following Annual Meeting of Shareholders
Board also responds to letter from Trian Group; recommends shareholders vote FOR all Board nominees and not support the Trian candidate

BURBANK, Calif., January 11, 2023—The Walt Disney Company (NYSE: DIS) Board of Directors announced that it has elected independent director Mark G. Parker as Chairman of the Board, effective following the Annual Meeting of Shareholders. Mr. Parker, a seven-year member of the Disney Board and Executive Chairman of NIKE, Inc., will succeed Susan E. Arnold, who will not stand for re-election pursuant to the 15-year term limit under Disney’s Board Tenure Policy. As a result, the size of the Board will be reduced to 11 members.
“Mark Parker is an incredibly well-respected leader who over seven years as a Disney director has helped the Company effectively navigate through a time of unprecedented change,” Ms. Arnold said. “During his four decades at NIKE, Mark has led one of the world’s most recognized consumer brands through various market evolutions and a successful CEO transition, and he is uniquely positioned to chair the Disney Board during this period of transformation.”
“Mark Parker’s vision, incredible depth of experience and wise counsel have been invaluable to Disney, and I look forward to continuing working with him in his new role, along with our other directors, as we chart the future course for this amazing company,” said Robert A. Iger, Chief Executive Officer, The Walt Disney Company. “On behalf of my fellow Board members and the entire Disney management team, I also want to thank Susan for her superb leadership as Chairman and for her tireless work over the past 15 years as an exemplary steward of the Disney brand.”
Said Mr. Parker: “I am honored to have the opportunity to serve as Disney’s Chairman, and I look forward to working closely with Bob and his management team on a strategy of growth that balances investment with profitability, while preserving Disney’s core mission of creative excellence, to deliver shareholder value. At the same time, it is the top priority of mine and the Board’s to identify and prepare a successful CEO successor, and that process has already begun.”
Mr. Parker will also chair a newly created Succession Planning Committee of the Board, which will advise the Board on CEO succession planning, including review of internal and external candidates. Mr. Parker served as NIKE’s Chairman and CEO until 2020, when he became Executive Chairman.
The Walt Disney Company Board has continued to evolve to ensure it has the right combination of backgrounds, skill sets and perspectives to guide the Company into the future. Today, Disney’s directors bring experience across a relevant range of disciplines, including brand, marketing and retail, direct-to-consumer expertise, and technology and innovation.
The Board is nominating for re-election at the Company’s Annual Meeting incumbent directors Mary T. Barra, Safra A. Catz, Amy L. Chang, Francis A. deSouza, Carolyn Everson, Michael B.G. Froman, Robert A. Iger, Maria Elena Lagomasino, Calvin R. McDonald, Mark G. Parker and Derica W. Rice.
Board Responds to Trian Partners Nomination by Recommending Shareholders vote for all of the Company’s Nominees
Trian Partners L.P. and Trian Partners Parallel Fund I, L.P., wholly owned subsidiaries of Trian Fund Management, L.P., along with other entities affiliated with Nelson Peltz (collectively, the “Trian Group”), have nominated Nelson Peltz for election as director at the Annual Meeting in opposition to the nominees recommended by the Board, and brought a proposal to amend Disney’s Bylaws.
The Walt Disney Company remains open to constructive engagement and ideas that help drive shareholder value. While senior leadership of The Walt Disney Company and its Board of Directors have engaged with Mr. Peltz numerous times over the last few months, the Board does not endorse the Trian Group nominee, and recommends that shareholders not support its nominee, and instead vote FOR all the Company’s nominees (noted above).
The Walt Disney Company has had a long-term track record of financial and creative success, built on the ability to leverage its rich intellectual property and unparalleled storytelling across its many businesses, from theatrical, streaming and linear broadcast to parks and resorts, and one of the most resonant names in sports, ESPN. Mr. Iger’s mandate is to use his two-year term and depth of experience in the industry to adapt the business model for the shifting media landscape, rebalancing investment with revenue opportunity while bringing a renewed focus on the creative talent that has made The Walt Disney Company the envy of the industry. Mr. Iger has already taken decisive steps to realign content creation and distribution, and reposition Disney’s streaming platforms and linear broadcast and cable networks for enhanced profitability for the Company.
Under Mr. Iger’s first tenure as CEO from September 2005 through February 2020, the Company’s total shareholder return was 554%, which exceeded the S&P 500 total shareholder return of 244%. The company’s market capitalization grew nearly fivefold during his tenure from $48 billion to over $230 billion.
The Board of The Walt Disney Company has been continually refreshed, with a focus on directors whose industry experience is additive to the company’s strategic priorities. The average tenure of the current Board is four years, with three directors serving fewer than two years, and in addition the Board is led by an independent chairman.
The Company expects to file preliminary materials with respect to the 2023 Annual Meeting of Stockholders shortly and looks forward to communicating with its stockholders once definitive proxy materials are available. The date of the Annual Meeting has not yet been announced.
Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding mandates, profitability, the future, business plans and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements.
Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives or other business decisions, as well as from developments beyond the Company’s control, including: further deterioration in domestic and global economic conditions; deterioration in or pressures from competitive conditions; consumer preferences and acceptance of our content, offerings, pricing model and price increases and the market for advertising sales on our DTC services and linear networks; health concerns and their impact on our businesses; international, regulatory, political or military developments; technological developments; labor markets and activities; adverse weather conditions or natural disasters; legal or regulatory changes; each such risk includes the current and future impacts of, and is amplified by, COVID-19 and related mitigation efforts. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability; and demand for our products and services.
Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended October 1, 2022 under the captions “Risk Factors,” “Management’s Discussion and Analysis,” and “Business,” and subsequent filings with the Securities and Exchange Commission.

Additional Information and Where to Find it
Disney intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Disney’s 2023 Annual Meeting of Shareholders. This communication is not a substitute for any proxy statement or other document that Disney may file with the SEC in connection with any solicitation by Disney.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY DISNEY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Disney free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Disney are also available free of charge by accessing Disney’s website at www.thewaltdisneycompany.com.
Participants
This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Disney, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Disney. Information about Disney’s executive officers and directors is available in Disney’s Annual Report on Form 10-K for the year ended October 1, 2022, which was filed with the SEC on November 29, 2022, and in its proxy statement for the 2022 Annual Meeting of Shareholders, which was filed with the SEC on January 19, 2022, and in its Current Reports on Form 8-K filed with the SEC on June 28, 2022, September 30, 2022 and November 21, 2022. To the extent holdings of Disney securities reported in the proxy statement for the 2022 Annual Meeting or in such Form 8-K have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Media Contacts:

David Jefferson
Corporate Communications
The Walt Disney Company
(818) 560-4832

Steve Lipin
Gladstone Place Partners
(212) 230-5930

Investor Relations Contact:

Alexia Quadrani
Investor Relations
The Walt Disney Company
(818) 560-6601